                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Twin Disc, Incorporated on Form S-8, Twin Disc, Incorporated 1998 Stock Option Plan for Non-Employee Directors dated December 11, 1998, of our reports dated July 24, 1998, on our audits of the consolidated financial statements and financial statement schedule of Twin Disc, Incorporated as of June 30, 1998 and 1997 and for the years ended June 30, 1998, 1997, and 1996, which reports are included in the Company's Annual Report on Form 10-K.

We are aware that our report dated October 9, 1998 on our review of interim financial information of Twin Disc, Incorporated for the three-month periods ended September 30, 1998 and 1997 and included in the Company's Quarterly Report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statement of Twin Disc, Incorporated on Form S-8, Twin Disc, Incorporated 1998 Stock Option Plan for Non-Employee Directors dated December 11, 1998. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
December 11, 1998